SECOND AMENDMENT TO MASTER LOAN AGREEMENT
THIS SECOND AMENDMENT TO MASTER LOAN AGREEMENT (this “Second Amendment”) is entered into as of the 8th day of November, 2022, by and between CONTRAIL AVIATION SUPPORT, LLC (“CAS”), Contrail Aviation Leasing, LLC (“CAL,” and together with CAS, collectively, the “Borrowers”) and OLD NATIONAL BANK (the “Lender, and together with CAS and CAL, collectively the “Parties”) and amends that certain Master Loan Agreement dated as of June 24, 2019, as amended by the First Amendment to Master Loan Agreement dated November 24, 2020, by and among the Parties (collectively, the “Master Loan Agreement”).
RECITALS
The Parties are parties to the Master Loan Agreement.
The Parties desire to amend the Master Loan Agreement as provided below.
AGREEMENT
In consideration of the recitals, the promises and agreements set forth in the Master Loan Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS AND REFERENCES.
Capitalized terms not otherwise defined herein have the meanings assigned in the Master Loan Agreement. All references to the Master Loan Agreement contained in the Master Loan Agreement, Collateral Documents and the other Loan Documents shall mean the Master Loan Agreement as amended by this Second Amendment.
2.WAIVER OF REQUIREMENT FOR, AND RELEASE OF COLLATERAL ASSIGNMENT OF LIFE INSURANCE.
Notwithstanding anything to the contrary contained in the Master Loan Agreement, Collateral Documents, Guaranty Agreement or any other Loan Document, upon the Effective Date (as defined below), there shall no longer be a requirement that Borrowers or Guarantor provide Lender with a Collateral Assignment of Life Insurance on Joseph Kuhn’s life in any amount, and that Section 5.1(c)(i) of the Master Loan Agreement is hereby, upon the Effective Date, amended by removing the phrase “the Assignment of Life Insurance Policy as Collateral dated May 5, 2017, duly executed by Kuhn” therefrom. Lender shall execute any and all documents and take any and all actions that Borrowers or Kuhn reasonably deem necessary for Lender to waive and release any Collateral Assignment of Life Insurance Policy existing and provided to comply with Section 5.1(c)(i) of the Master Loan Agreement.
3.CONFIRMATION AND CLARIFICATION OF EXCLUSION OF CERTAIN GAINS AND LOSSES FROM DEFINITION OF “NET INCOME.”
It is anticipated that during the period beginning October 1, 2022 and ending March 31, 2023, Borrowers intend to sell certain assets and utilize the proceeds therefrom to prepay certain of the Obligations. Notwithstanding anything to the contrary contained in the Master Loan Agreement, or any other Loan Document, the calculation of Net Income for any period shall exclude any gain or loss attributable to the sale of assets listed on Borrowers’ balance sheet in the “Assets Held For Sale” account if such sale is
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consummated during the period beginning on October 1, 2022 and ending on March 31, 2023 (provided that the amount of losses will include any write down for such asset booked in the Borrowers’ “Whole Asset Write Down” account during the period beginning on September 30, 2022 and ending on March 31, 2023), if and only if the net proceeds of such sales are applied to Term Loan G as a voluntary prepayment of Term Loan G. To further give effect to this clarification and confirmation of the treatment of gains or losses attributable to the sale of such assets during such period, the definition of Net Income found in Section 2.1 of the Master Loan Agreement is hereby amended and supplemented by adding the following to the end of that definition: “and also excluding any gain or loss attributable to the sale of any assets listed on Borrowers’ balance sheet in either the “Assets Held For Sale” account if such sale is consummated during the period beginning October 1, 2022 and ending on March 31, 2023 (provided that the amount of losses will include any write down for such asset booked in the Borrowers’ “Whole Asset Write Down” account during the period beginning on September 30, 2022 and ending on March 31, 2023), if and only if the net proceeds of such sales are applied to Term Loan G as a voluntary prepayment of Term Loan G.”
4.AMENDMENT REVISING DEFINITION OF "TANGIBLE NET WORTH" AND RESETTING TANGIBLE NET WORTH COVENANT.
Notwithstanding anything to the contrary contained in the Master Loan Agreement, any Supplement thereto (including, but not limited to the Fourth Amendment to Supplement #2 to Master Loan Agreement dated September 2, 2021), Collateral Documents, Guaranty Agreements or any other Loan Document, from and after the date hereof, Borrowers shall maintain a Tangible Net Worth of at least:
(i) $12,000,000 at all times prior to March 31, 2024; and (ii)  $15,000,000 at all times on or following March 31, 2024. Lender may determine compliance with this Tangible Net Worth covenant at any time.
Section 4(b) of the Fourth Amendment to Supplement #2 to Master Loan Agreement and any other Supplement or amendment to the Master Loan Agreement which sets forth a Tangible Net Worth requirement contrary to the foregoing are hereby deleted in their entirety and replaced with the foregoing.
5.PREPAYMENT OF TERM LOAN G.
Notwithstanding anything to the contrary contained in the Master Loan Agreement, any Supplement thereto, Collateral Documents, Guaranty Agreements or any other Loan Document, and specifically including Term Note G, during the period beginning with October 1, 2022 and ending on March 31, 2023, Borrowers shall apply all net proceeds of any sale of assets described in Section 3 above as prepayments on Term Loan G.
6.EFFECTIVENESS OF THIS SECOND AMENDMENT.
This Second Amendment shall become effective only upon execution of this Second Amendment by all parties hereto and CAS’s execution and delivery to Lender of a Collateral Assignment of Aircraft Engine Lease Agreements identical to that attached hereto as Exhibit A, which CAS shall do concurrently with the execution of this Second Amendment. The date upon which this Second Amendment becomes effective is referred to herein as the “Effective Date.”
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7.NO WAIVER.
Nothing contained herein shall be construed as a waiver by Lender of: (a) any of its rights and remedies under the Master Loan Agreement, the Loan Documents, at law or in equity; or (b) Borrowers’ continued compliance with each representation, warranty, covenant and provision of the Master Loan Agreement and the other Loan Documents. Borrowers acknowledge and agree that no waiver of any provision of the Master Loan Agreement or the other Loan Documents by Lender has occurred and that nothing contained herein shall impair the right of Lender to require strict performance by Borrowers of the Master Loan Agreement and the other Loan Documents. Further, Borrowers acknowledge and agree that no delay by Lender in exercising any right, power or privilege under the Master Loan Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.
8.REPRESENTATIONS AND WARRANTIES.
Borrowers represent and warrant to Lender that:
(a)The execution and delivery of this Second Amendment is within its power and authority, has been duly authorized by all proper action on the part of Borrowers, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of Borrowers or the terms of any agreement, restriction or undertaking to which either Borrower is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.
(b)This Second Amendment has been duly executed and delivered by Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)The representations and warranties contained in the Master Loan Agreement are correct and complete as of the date of this Second Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Master Loan Agreement.
9.MISCELLANEOUS.
(d)Expenses and Fees. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Second Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender’s outside counsel.
(e)Amendments and Waivers. This Second Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or
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amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.
(f)Headings. The headings in this Second Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Second Amendment.
(g)Affirmation. Each Party hereto affirms and acknowledges that the Master Loan Agreement as amended by this Second Amendment remains in full force and effect in accordance with its terms, as amended hereby.
(h)Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.
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IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the day and year first above written.
BORROWERS:                        LENDER:

CONTRAIL AVIATION SUPPORT, LLC        OLD NATIONAL BANK
By:    /s/ Joseph Kuhn                    By:     /s/ Tommy Olson
Joseph Kuhn                            Tommy Olson
Its: CEO                            Its: SVP

CONTRAIL AVIATION LEASING, LLC
By:    /s/ Joseph Kuhn
Joseph Kuhn
Its: CEO
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EXHIBIT A
Form of Collateral Assignment of Aircraft Engine Lease Agreements
(see attached)
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COLLATERAL ASSIGNMENT OF AIRCRAFT ENGINE LEASE AGREEMENTS

    This Assignment is made as of the 8th day of November, 2022, by and between Old National Bank (“Lender”), Contrail Aviation Support, LLC (“Borrower”).

RECITALS

A.    Lender has made certain loans to Borrower including, without limitation, loans and/or advances of funds under a Master Loan Agreement effective as of June 24, 2019 and other Notes and Securities Agreements relating thereto (collectively, “Loan Documents”). Said Loan Documents heretofore executed include a Security Agreement effective March 1, 2021 pledging as collateral for repayment of the debt evidenced by the Loan Documents all of the therein-named Borrowers’ interests in certain aircraft engines, namely, two CFM International model CFM56-5B2/P engines with serial numbers of 779156 and 779161 (the “Engines”), which Security Agreement has been heretofore registered with the International Registry established by the Capetown Convention on International Interests in Mobile Equipment;

    B.    Borrower entered into Lease Agreements with Aeroholdings Manage Limited (“Lessee”) for the Engines dated April 11, 2022, annexed hereto as Exhibits 1 and 2;

    C.    To further secure Lender as to Borrower’s debt under the Loan Documents, and as permitted by the Loan Documents, Lender has requested and Borrower has agreed to enter into this Assignment by which Borrower’s interest in the Lease Agreements and all proceeds thereof shall be assigned to Lender subject to the terms and conditions of this Assignment.

    NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.As additional security for the debt evidenced by the Loan Documents, Borrower hereby transfers and assigns all of its right, title and interest in and to the above-identified Lease Agreements and all payments and other proceeds of any kind or character due thereunder or resulting therefrom, and all rights of Lessor arising pursuant thereto (collectively, “Collateral”), as an absolute and present assignment of said Collateral.
2.No material modification or amendment of the Lease shall occur or be effective without the prior written consent of Lender.

3.Except as provided in the Lease Agreements, and except with regard to receipt of rents which may be received and applied to Borrower’s debt balances pursuant to the Loan Documents, Lender will not take possession of the Engines or otherwise assume Borrower’s position as Lessor under the Lease Agreements until and unless there is a default by Borrower under the Loan Documents or a termination, cancellation, rescission or expiration of the Borrower’s rights, or a default by Borrower, under the Loan Documents. In such event(s), the Lender (or its designee) may (but has no obligation to) take possession of the Engines and Collateral and assume the Borrower’s rights under the Lease Agreements, and, in such event, Borrower will have no further right, title or interest in or under the Lease Agreements or to the Engines, all such rights thereby passing to the Lender or its designee. Borrower will fully cooperate therewith and do all acts necessary or appropriate thereto. Lender will have no liabilities or obligations of any kind arising from, or in connection with, this Assignment, the Lease Agreements, the Engines, the Collateral, or otherwise until and unless the Lender takes possession of the Engines and/or Collateral pursuant to this Assignment and, in any event, the Lender will only be responsible for those obligations accruing with respect to the Lease
Collateral Assignment of Lease Agreements – Page 1

Agreements after the date of such express assumption. Upon taking possession of the Property, Lender shall be obligated from that date forward to perform all of the duties and obligations of Borrower under the Lease Agreements. Lender shall notify Lessee, in writing, within five (5) days of taking possession of the Property that it has taken such possession.

4.The Borrower will not permit any surrender, termination, amendment or modification of the Lease Agreements and will elect and exercise all options to extend the term of or renew, or assume in bankruptcy, the Lease Agreements not less than thirty (30) days prior to the last day that said rights must be exercised. If the Borrower does not do so, Lender may to the extent consistent with the United States Bankruptcy Code (but has no obligation to) do such acts for the account of Borrower and without any liability or obligation of the Lender. Failure of the Lender to exercise any remedy hereunder shall not be a waiver of any of its rights. The rights and remedies of the Lender under this Assignment are in addition to those which the Lender has under the Lease Agreements or otherwise. This Assignment shall bind and benefit Lender and Borrower, and their respective successors and assigns. With respect to Lender and Borrower, the dispute resolution provisions (including, but not limited to, mediation, binding arbitration, waiver of jury trial and limitation of damages) of the Loan Documents shall apply to this Assignment, and/or any matter related in any way to it, but the Lender may, in any event and at its option, proceed with any action in court for possession of the Engines, Collateral and any related remedies. If there is more than one Borrower, their obligations are joint and several. As between Lessee and Lender and/or Borrower, the dispute resolution provisions of the Lease Agreements shall apply. The Notice provisions of the Loan Documents shall apply to any notice required by this Assignment. This Assignment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. If any portion or portions of this Assignment shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

5.Lender shall be entitled to record financing statement(s) on form UCC-1 or otherwise to record the rights established by this Assignment.

[Signatures on following page]
Collateral Assignment of Lease Agreements – Page 2

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the month, day and year first written above.

                    LENDER:
                    Old National Bank

                    By: ___/s/ Tommy Olson_________________
                        Tommy Olson, Senior Vice President, WI
                        Corporate Banking Executive

        Address:    25 W. Main Street, Suite 200
                Madison, WI 53703

                    BORROWER:
                        Contrail Aviation Support, LLC

                        By ____/s/ Joseph Kuhn________________
                        Joseph G. Kuhn, CEO

        Address:     435 Investment Court
                Verona, WI 53593

ACKNOWLEDGMENT

STATE OF                 )
                    ) ss.
COUNTY OF                 )
    This Collateral Assignment of Lease Agreements was acknowledged before me on October ___, 2022 by Joseph G. Kuhn, as CEO of Contrail Aviation Support, LLC.

                        (Print name)
                        Notary Public, State of
                        My Commission (Expires) (Is)

Collateral Assignment of Lease Agreements